UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2014

SCRIPPS NETWORKS INTERACTIVE, INC.

(Exact name of Registrant as specified in its charter)

Ohio	1-34004	61-1551890
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9721 Sherrill Boulevard
Knoxville, Tennessee	37932
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (865) 694-2700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 24, 2014, Scripps Networks Interactive, Inc. (the “Company”) completed the sale of its $500,000,000 aggregate principal amount of 2.750% Senior Notes due 2019 (the “2019 Notes”) and $500,000,000 aggregate principal amount of 3.900% Senior Notes due 2024 (the “2024 Notes” and together with the 2019 Notes, the “Notes”). The Notes were issued in the form filed as Exhibits 4.2 and 4.3 hereto and are governed by the terms of an Indenture, dated as of December 1, 2011 (the “Base Indenture”), entered into with U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a Second Supplemental Indenture thereto, dated as of November 24, 2014, between the Company and the Trustee (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Notes will be unsecured senior obligations of the Company and will rank equally in right of payment with the Company’s existing and future unsecured and unsubordinated indebtedness.

The Company will pay interest on the Notes semi-annually on May 15 and November 15 of each year and on the maturity date of the Notes, beginning on May 15, 2015. Interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30-day months. The 2019 Notes will mature on November 15, 2019 and the 2024 Notes will mature on November 15, 2024.

The Company may, at its option, redeem the 2019 Notes in whole or in part at any time prior to October 15, 2019 (the date that is one month prior to the maturity date of the 2019 Notes) and the 2024 Notes in whole or in part at any time prior to August 15, 2024 (the date that is three months prior to the maturity date of the 2024 Notes) at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest in respect of the Notes to be redeemed (not including any portion of those payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined in the Second Supplemental Indenture) plus 20 basis points with respect to the 2019 Notes and 25 basis points with respect to the 2024 Notes, plus, in either case, accrued and unpaid interest on the Notes to the redemption date.

If the 2019 Notes are redeemed on or after October 15, 2019 (the date that is one month prior to the maturity date of the 2019 Notes) or the 2024 Notes are redeemed on or after August 15, 2024 (the date that is three months prior to the maturity date of the 2024 Notes), such Notes will be redeemed at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus, in each case, accrued and unpaid interest to the redemption date.

If a change of control triggering event (as described more fully in the Second Supplemental Indenture) occurs, the Company will be required to offer to purchase the Notes from the holders at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the repurchase date.

The Indenture contains customary events of default. If an event of default with respect to the Notes has occurred and is continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes may declare the principal of all the Notes to be due and payable immediately.

The foregoing description of the Second Supplemental Indenture (including the form of the Notes) is qualified in its entirety by the terms of such agreement, which is incorporated herein by reference and attached as Exhibit 4.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

4.1	Second Supplemental Indenture, dated as of November 24, 2014, between Scripps Networks Interactive, Inc. and U.S. Bank National Association

4.2	Form of Global Note Representing the 2019 Notes (included in Exhibit 4.1)

4.3	Form of Global Note Representing the 2024 Notes (included in Exhibit 4.1)

5.1	Opinion of Dinsmore & Shohl LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCRIPPS NETWORKS INTERACTIVE, INC.

Date: November 24, 2014	By:	/s/ Joseph G. NeCastro
Joseph G. NeCastro
Chief Financial and Administrative Officer

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Second Supplemental Indenture, dated as of November 24, 2014, between Scripps Networks Interactive, Inc. and U.S. Bank National Association

4.2	Form of Global Note Representing the 2019 Notes (included in Exhibit 4.1)

4.3	Form of Global Note Representing the 2024 Notes (included in Exhibit 4.1)

5.1	Opinion of Dinsmore & Shohl LLP